SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2003

(Date of Report)

(Date of Earliest Event Reported)

TARGETED GENETICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-23930 (Commission File No.)	91-1549568 (IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, WA 98101

(Address of Principal Executive Offices, Including Zip Code)

(206) 623-7612

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On June 13, 2003, Targeted Genetics Corporation announced a public offering of 7,777,778 shares of its common stock to institutional investors at a price of $2.25 per share, for gross proceeds of $17,500,001. The shares were offered under Targeted Genetics’ shelf registration statement on Form S-3 (File 333-74976), as amended.

Targeted Genetics expects to receive net proceeds from the financing of approximately $16.2 million after deducting placement agent fees and estimated costs associated with the offering. Roth Capital Partners, LLC, or Roth, served as placement agent for the transaction.

Copies of the Placement Agent Agreement between Targeted Genetics and Roth, dated as of June 13, 2003, the Common Stock Purchase Agreement among Targeted Genetics and the purchasers named therein, dated as of June 13, 2003, and the press release related to the offering are attached as Exhibits 10.1, 10.2 and 99.1 to this current report and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Placement Agency Agreement

	10.2	Common Stock Purchase Agreement

	99.1	Press Release of Targeted Genetics Corporation dated June 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

	By:	/s/ TODD E. SIMPSON
Date: June 13, 2003		Todd E. Simpson Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Placement Agent Agreement

10.2	Common Stock Purchase Agreement

99.1	Press Release of Targeted Genetics Corporation dated June 13, 2003

3